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Exhibit 10.22(b)

                                                                  EXECUTION COPY


                                 FIRST AMENDMENT

                  THIS AMENDMENT, dated as of March 15, 2001 (the "Amendment"), to the Amended and Restated Rights Agreement, dated as of February 8, 2000, (the "Rights Agreement"), by and between Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement; and

                  WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

                  Section 1.        AMENDMENTS TO SECTION 1.


                  (a) The definitions of "Beneficial Owner" and "Beneficially Own" are amended by adding the following at the end thereof:

         "Notwithstanding anything contained in this Agreement to the contrary, neither Acquisition Corp. nor any of its Affiliates or Associates shall be deemed to be the Beneficial Owner of, or to beneficially own, any of the Common Shares of the Company solely by virtue of the approval, execution or delivery of the Merger Agreement."

                  (b) The following definitions are added to Section 1 of the Rights Agreement:

         "Acquisition Corp." shall mean DM Acquisition Corp., a Delaware corporation.

         "Merger" shall mean the merger of Acquisition Corp. with and into the Company in accordance with the General Corporation Law of the State of Delaware upon the terms and subject to the conditions set forth in the Merger Agreement.

         "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of March 15, 2001, between Acquisition Corp. and the Company, but shall not include any amendment to such Merger Agreement.
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                  Section 2.        EXPIRATION DATE.

                  Section 7(a) of the Rights Agreement is hereby amended by replacing the word "or" with a comma immediately prior to the symbol "(ii)" and by adding immediately prior to the parenthetical at the end thereof the following:

         or (iii) immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger; whereupon the Rights shall expire"

                  Section 3.        NEW SECTION 34.

                  The following is added as a new Section 34 to the Rights
Agreement:

                  "Section 34.      THE MERGER, ETC.

                  Notwithstanding anything in this Agreement to the contrary, none of (a) the approval, execution or delivery of the Merger Agreement or the performance by any party of the transactions contemplated thereby or permitted thereunder shall cause (i) Acquisition Corp. or any of its Affiliates or Associates to be an Acquiring Person, (ii) a Share Acquisition Date to occur or
(iii) a Distribution Date to occur in accordance with the terms hereof, which Distribution Date, if any, shall instead be indefinitely deferred until such time the Board of Directors may otherwise determine."

                  Section 4. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 5. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                  Section 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 7. EFFECT OF AMENDMENT. Except as expressly modified herein, the Rights Agreement, as previously amended, shall remain in full force and effect in accordance with the provisions thereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed all as of the day and year first above written.

                                       DAIRY MART CONVENIENCE STORES, INC.



                                       By: /s/ Gregory G. Landry
                                          --------------------------------------
                                           Name:  Gregory G. Landry
                                           Title: Executive Vice President


                                       AMERICAN STOCK TRANSFER
                                           & TRUST COMPANY



                                       By: /s/ Herbert L. Lemmer
                                          --------------------------------------
                                              Name:  Herbert L. Lemmer
                                              Title:    Vice President